                                  Exhibit 99.1
                                  ------------

CONTACT: Leonard Carr
         Sr. Vice President
         713-783-8200
         lcarr@tidelmail.com

FOR IMMEDIATE RELEASE

TIDEL REPORTS STATUS OF COLLECTION AND REFINANCING MATTERS

HOUSTON, Texas -- August 3, 2001 --Tidel Technologies, Inc. (Nasdaq: ATMS) today reported  on the status of the  bankruptcy  proceedings  of Credit  Card  Center
("CCC"),  formerly Tidel's largest customer,  and the refinancing of Tidel's $18 million 6% subordinated convertible debentures.

Management  has been  diligently  pursuing  Tidel's claim of  approximately  $27 million as a principal  secured  creditor in the CCC Chapter 11 proceedings  for the past two months.  Tidel is represented by three different legal teams in New
York,  Pennsylvania and Texas, as well as a New York-based  financial consulting firm. In the most recent hearing on the matter on July 27, 2001 in Philadelphia, the bankruptcy  court allowed the continued use of cash collateral to fund CCC's operations  and set the next  hearing  for  August 15,  2001,  at which time CCC expects to submit  proposals for the sale of the company to prospective  buyers.
Action on all other material  motions pending before the court has been deferred until that date.

CCC has now filed its  formal  financial  schedules  with the  bankruptcy  court indicating  total  assets of $57 million and total  liabilities  of $78 million.
Preliminary data previously furnished by CCC had indicated assets of $34 million and  liabilities  of $87 million.  Tidel is currently  reviewing  the filings to estimate  amounts to be realized  from the  liquidation  of assets  securing its claim.  Based on these  findings,  the company will  establish a reserve for any amounts deemed to be unrecoverable.

Another   matter  of  importance  is  the  status  of  Tidel's  $18  million  6%
subordinated  convertible  debentures.  As previously  reported,  Tidel has been working with the holders of the  subordinated  debt,  Montrose  Investments Ltd.
with respect to $15 million and Liberty  Acorn Trust with respect to $3 million, to effect a restructuring. The holders had previously deferred taking any action with respect to the "put right"  feature of the  indebtedness,  but both holders have now exercised their "put rights".  Currently,  Tidel is obligated to prepay the entire principal amount of $18 million, together with any accrued but unpaid interest, on or before August 27, 2001.  Notwithstanding these actions, Tidel is continuing  discussions  with  the debt  holders  as to  restructuring.  In this connection, Tidel has engaged Banc of America Securities LLC to review financing alternatives and assist in the discussions with the debt holders. Tidel does not presently have the funds to cover the prepayment,  and there can be no assurance that the funds necessary to prepay the obligation will become available.

Tidel also  announced  that full  financial  results for its third quarter ended
June 30, 2001 will be reported on or about August 14, 2001.

Tidel  Technologies,  Inc.  is one  of the  nation's  leading  manufacturers  of automated  teller  machines and cash security  equipment  designed for specialty retail  marketers.  In 2000,  Tidel was the leading provider of ATMs to non-bank locations  in the U.S.,  and ranked  55th in Forbes'  list of the 200 Best Small
Companies in America.  To date,  Tidel has sold more than 30,000 retail ATMs and
115,000  retail  cash  controllers  in the  U.S.  and 36 other  countries.  More information  about the company and its  products may be found on the Internet at
www.tidel.com.

"SAFE HARBOR" DISCLAIMER UNDER THE PRIVATE  SECURITIES  LITIGATION REFORM ACT OF
1995:  THIS PRESS  RELEASE MAY  CONTAIN  FORWARD-LOOKING  STATEMENTS,  INCLUDING
STATEMENTS AS TO ANTICIPATED OR EXPECTED RESULTS, BELIEFS,  OPINIONS, AND FUTURE
FINANCIAL  PERFORMANCE.  THE  FORWARD-LOOKING  STATEMENTS  ARE BASED ON  CURRENT
EXPECTATIONS AND ASSUMPTIONS AND INVOLVE RISKS AND UNCERTAINTIES  THAT MAY CAUSE
THE COMPANY'S  ACTUAL  EXPERIENCE TO DIFFER  MATERIALLY  FROM THAT  ANTICIPATED.
ESTIMATES  ARE  BASED ON  RELIABLE  INFORMATION  AND PAST  EXPERIENCE.  HOWEVER,
OPERATING  RESULTS ARE AFFECTED BY A WIDE VARIETY OF FACTORS,  MANY OF WHICH ARE
BEYOND THE CONTROL OF THE COMPANY.  FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THE
LEVELS OF ORDERS WHICH ARE  RECEIVED  AND CAN BE SHIPPED IN A QUARTER;  CUSTOMER
ORDER PATTERNS AND  SEASONALITY;  COSTS OF LABOR,  RAW  MATERIALS,  SUPPLIES AND
EQUIPMENT;  TECHNOLOGICAL  CHANGES;  COMPETITION  AND  COMPETITIVE  PRESSURES ON
PRICING;   AND  ECONOMIC   CONDITIONS  IN  THE  UNITED  STATES  AND   WORLDWIDE.
ADDITIONALLY,  FACTORS  AND RISKS  AFFECTING  OPERATING  RESULTS  INCLUDE  THOSE
DESCRIBED IN THE COMPANY'S  REGISTRATION  STATEMENTS AND PERIODIC  REPORTS FILED
WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

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